Exhibit 10.1

GENERAL RELEASE AGREEMENT

This General Release Agreement (the “Agreement”) is made by and between Troy Furbay (“you”) and DiamondRock Hospitality Company (“DiamondRock” or the “Company”), headquartered at 2 Bethesda Metro Center, Suite 1400, Bethesda, Maryland 20814. This Agreement constitutes the “general release” referenced in Section 3(a) of your Severance Agreement dated April 9, 2014 (the “Severance Agreement”). This Agreement replaces any and all previous proposals to you of General Release Agreements.

In consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows.

AGREEMENT

1.Last Day of Employment. Your employment with DiamondRock ended on April 15, 2024 (the “Date of Termination” as defined in Section 2(d) of the Severance Agreement). Effective as of the Date of Termination, you hereby resign from all offices, directorships, trusteeships, committee memberships and fiduciary capacities held with, or on behalf of, the Company and its affiliates or any benefit plans of the Company and its affiliates and shall take all actions reasonably requested by the Company to effectuate the foregoing. The Company agrees that the termination of your employment shall be characterized as a termination without “Cause” as defined in Section 2(b) of the Severance Agreement and in your official Company personnel records.

2.Accrued Salary and Deferred Stock Units. You acknowledge that the Company has paid you all of your “Accrued Salary” (as defined in the Severance Agreement) through the Date of Termination. For the avoidance of doubt, this acknowledgment does not include an acknowledgment of receipt of the Contingent Awards Payment, as defined below, which shall become payable only after the Effective Date, as defined below. To the extent that you incurred business expenses during your employment that are reimbursable under the Company’s business expense reimbursement policies, such expenses shall be reimbursed subject to your compliance with the documentation, submission timing and any other requirements of such policies and related practices. You acknowledge that all previously submitted business expense claims have been properly reimbursed to the extent authorized under the Company’s business expense reimbursement policies and practices. Further:

a.The Company acknowledges that you deferred cash compensation held by the Company pursuant to the Company’s Deferred Compensation Plan, effective September 1, 2014, as amended (the “Plan”). Information concerning your deferrals is currently available through The Newport Group. Your rights to receive payments with respect to all “Deferrals,” as defined in the Plan, are subject to the Plan, including without limitation your rights to modify certain “Payment Schedules” pursuant Article VII of the Plan. Your rights under the Plan are not affected by whether you enter into this Agreement.

b.Nothing in this Agreement shall impact your right to your “Deferred Stock Units.” Moreover, the Company acknowledges that you currently have 396,656 Deferred Stock Units. All Deferred Stock Units will be delivered pursuant to your past elections, which are summarized in Exhibit 1, regardless of whether you enter into this Agreement.

c.The Company represents and warrants that “book up” conditions for the capital account have been satisfied for all of your LTIP units and you may redeem all of your LTIP units with the Company at your election, subject to the Company’s good faith cooperation and standard procedures for such redemptions.

3.Consideration. In exchange for your promises contained herein, if you timely sign and return this Agreement and do not thereafter revoke it as set forth herein, pursuant to Section 3(b) of the Severance Agreement, DiamondRock shall provide you with the following:

a.The Company shall pay you $154,076, which is a pro-rata bonus for fiscal year 2024 determined through the Date of Termination and calculated based on your target bonus for the 2024 fiscal year (the “Pro-Rata Bonus”).

b.The Company shall pay you $2,128,000, which is the “Cash Severance” as defined in Section 3(b)(ii) of the Severance Agreement. Pursuant to the Severance Agreement, the Cash Severance is an amount equal to (A) two times (B) the sum of (I) your base salary in effect immediately prior to the Date of Termination, and (II) your 2024 target annual bonus.

c.If you elect COBRA continuation coverage, pursuant to Section 3(b)(iii) of the Severance Agreement, the Company shall pay the same portion of premiums that it pays for you and your spouse and dependents as of the Date of Termination until the earlier of eighteen (18) months from the Date of Termination or the end of your eligibility under COBRA for continuation coverage for medical care (the period ending on the earlier of which is the “Severance Period”); provided that if any such insurance coverage shall become unavailable and/or the Company’s insurer refuses to continue coverage for you and your spouse and dependents during the Severance Period, the Company shall be required only to pay to you an amount which, after reduction for income and employment taxes, is equal to the preexisting employer premiums for such insurance for the remainder of the Severance Period.

d.As of the Date of Termination, you shall become 100% vested in all of the “Base Shares” granted pursuant to the Restricted Stock Award Agreement between you and the Company with a Grant Date of February 27, 2022 (the “February 2022 Restricted Stock Award”), resulting in the vesting of 15,691 otherwise unvested Base Shares. Vesting of unvested “Stock Units” granted pursuant to the Performance Stock Unit Agreements between you and the Company with Grant Dates of Awards of February 22, 2022 and February 23, 2023 (together, the “PSU Agreements”) shall be governed by Section 4(d) of each such PSU Agreement. As of the Date of Termination, you shall become 100% vested in all of the “LTIP Units” granted pursuant to the LTIP Unit Award Agreement with a Grant Date of February 23, 2023, resulting in the vesting of 35,421 otherwise unvested LTIP Units. Pursuant to Section 4(b) of the Restricted Stock Award Agreement (Retention) with a Grant Date of March 2, 2021 (the “2021 Retention Award”) and notwithstanding Section 4(d) of the 2021 Retention Award, as of the Date of Termination, you shall become 100% vested in all of the “Base Shares” granted pursuant to the 2021 Retention Award, resulting in the vesting of 71,809 otherwise unvested Base Shares. Except as otherwise provided in this Section 3(d), all of your Company restricted stock awards and LTIP unit awards shall continue to be subject to the terms of the applicable stock grant agreements, awards, and equity plans (collectively, the “Equity Agreements and Plans”); except that the forfeiture of unvested equity that is subject to vesting pursuant to this Agreement that would otherwise occur in the absence of this Agreement shall be suspended for sixty (60) days from the Date of Termination and shall occur only if this Agreement does not become effective. For the avoidance of doubt, all previously unvested shares that shall be vested pursuant to the foregoing shall be issued to you in accordance with the Company’s regular practices concerning the issuance of shares, including, with respect to LTIP Units, the submission of a completed “Notice of Redemption” in the standard form used by the Company. You and the Company agree that Exhibit 2 accurately summarizes your equity holdings in the Company immediately preceding the termination of your employment with the Company; provided that such summary is subject to the Equity Agreements and Plans and this Agreement and that, without limiting the foregoing, the references to “Unvested Shares,” “Unvested Units” and “Future Vesting Schedule” in Exhibit 2 shall not be construed to modify the Equity Agreements and Plans or this Agreement. Furthermore, notwithstanding the discrepancy in Grant Dates, it is acknowledged that the “2022 Restricted Stock Award” referenced in Exhibit 2 refers to the February 2022 Restricted Stock Award.

e.In lieu of the restricted stock award and performance unit award referenced as “long term compensation grants” in the February 29, 2024 memorandum to you entitled “2024 Compensation” (together, the “2024 Contingent Awards”), the Company shall pay you a lump sum of $1,025,000 (the “Contingent Awards Payment”) within thirty (30) days of the Effective Date, as defined below. For the avoidance of doubt, the 2024 Contingent Awards shall not be considered to be among the Equity Agreements and Plans pursuant to this Agreement.

f.The Cash Severance and the Pro-Rata Bonus shall be paid to you no later than thirty (30) days following the Effective Date; provided that you execute and do not revoke this Agreement in accordance with the terms of this Agreement, and continue to comply with this Agreement and your ongoing obligations under the Severance Agreement during that time period. The Company shall make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement that it reasonably determines to be required. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Company to make any payments to compensate you for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

g.Pursuant to the Indemnification Agreement between you and the Company dated April 9, 2014, within ten (10) business days after the later of the Effective Date or the date when the Company’s counsel receives a copy of an invoice directed to you from your counsel and a completed Form W-9 from your counsel and any other reasonably required documents for tax purposes, the Company shall issue a payment for up to $10,000 to your counsel (the “Attorney’s Fees Payment”). Such invoice shall be sufficient if it represents that it is for professional services for you, regardless of whether it includes any narrative concerning the services performed. For the avoidance of doubt, the Attorney’s Fees Payment shall be made directly to McAllister, DeTar, Showalter & Walker LLC and shall be treated as Form 1099 income for tax reporting purposes.

4.     General Release of Claims. For yourself and your heirs, legal representatives, and assigns, you hereby release and forever discharge DiamondRock, Compass Business Solutions, Inc. (“Compass”), Employment Practices Group, and its and their parent corporations and all of its and their affiliates, subsidiaries, divisions, successors, predecessors, successors-in-interest and assigns, and all of its and their past and present officers, directors, agents, shareholders, employees, insurers, successors, assigns, representatives, and attorneys, and Julie Moore (of Employment Practices Group) (hereinafter, the

“Released Parties”) from any and all claims charges, debts, demands, damages, liabilities or actions of any kind, whether known or unknown, anticipated or unanticipated, past or present, contingent or fixed, that you have or may have against any of the Released Parties that are based upon any acts or events that occurred on or before the date on which this Agreement is executed by you (together, “Claims”), including, but not limited to, Claims arising under federal, state, or local statutory or common law, such as Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., 42 U.S.C. §1981, the Americans with Disabilities Act, 42 U.S.C. §12101 et seq., the Age Discrimination in Employment Act, the Family and Medical Leave Act, Article 49B of the Maryland Code, the Maryland Equal Pay Act, Title 20 of the State Government Article of the Maryland Annotated Code, and the law of contract and tort. The Claims released by you include without limitation all wage Claims which have been or could have been asserted, or which are based upon or arise from the acts, practices, transactions, events, and/or facts underlying any wage Claim that was or could have been asserted. You agree not to accept damages of any nature, other equitable or legal remedies for your own benefit or attorney’s fees or costs from any of the Released Parties with respect to any Claim released by this Agreement. As a material inducement to the Company to enter into this Agreement, you represent that you have not assigned any Claim to any third party and that you have not filed or otherwise initiated any lawsuit with any court relating to any Claims being released by you under this Agreement. Notwithstanding the foregoing, nothing in this general release limits your rights under this Agreement, your rights under any “employee benefit plan” as defined at 29 U.S.C. §1002(3) or your right to continue group health plan coverage under the law known as COBRA.

5.     No Consideration Absent Execution of this Agreement. You understand and agree that you would not be entitled to the terms specified in Sections 3(a)-(g) of this Agreement, except for your execution of this Agreement and the fulfillment of the promises contained herein.

6.    Continuing Obligations. You acknowledge that your obligations under the Severance Agreement shall continue in effect, including without limitation, your obligations under Sections 4 (Non-Disparagement), 6 (Non-Solicitation of Employees), and 8(e) (Litigation and Regulatory Cooperation), the terms of which are hereby incorporated by reference as material terms of this Agreement. You further acknowledge and agree that Compass, its executives and other employees (including without limitation Alisa Spector Angelo and Lindsey Brent), Employment Practices Group, its employees and Julie Moore are “agents” of DiamondRock for purposes of Section 4 of the Severance Agreement. For its part, the REIT agrees to direct each of Jeffrey J. Donnelly, Justin L. Leonard, Briony R. Quinn, William J. Tennis, Alisa Spector Angelo, Lindsey Brent, and Julie Moore not to make any statement, orally or in writing, regardless of whether such statement is truthful, nor take any action, that (i) in any way could disparage you, or which foreseeably could or reasonably could be expected to harm your reputation or goodwill, or (ii) in any way, directly or indirectly, could knowingly cause, encourage or condone the making of such statements or the taking of such actions by anyone else. Further, pursuant to Section 2(g) of the Severance Agreement, the Company hereby elects not to extend the “Restricted Period” (as defined in Section 2(g) of the Severance Agreement) beyond April 15, 2024.

7.    Compensation Recovery Policy Acknowledgment. You acknowledge that you are a “Covered Person” for purposes of the Company’s Compensation Recovery Policy, adopted as of August 1, 2023 (the “Compensation Recovery Policy”). You agree that in the event of “Material Financial Restatement,” as defined in the Compensation Recovery Policy, and a demand by the Company for return of any “Erroneously Awarded Compensation,” as defined in the Compensation Recovery Policy, you shall promptly return any such Erroneously Awarded Compensation.

8.    Affirmations. You affirm that you have been paid and/or have received all salary, bonuses, reimbursements, and/or benefits that have become due to you up to and including the date of the proposal of this Agreement.

9.    Confidentiality. You acknowledge that during your employment with DiamondRock, you had access to trade secrets and other confidential and/or proprietary information (“Confidential Information”). You agree that you will use your best efforts and utmost diligence to preserve, protect, and prevent the disclosure of such Confidential Information, and that you shall not, either directly or indirectly, use, misappropriate, disclose or aid any other person in disclosing such Confidential Information. You acknowledge that as used in this Agreement, “Confidential Information” includes, but is not limited to, all methods, processes, techniques, practices, trade secrets, personnel matters, financial data, operating results, plans, contractual relationships, projections for new business opportunities for new or developing business for the Company, to the extent that such information has been treated as confidential by the Company. “Confidential Information” also includes, but is not limited to, all notes, records, software, drawings, handbooks, manuals, policies, contracts, memoranda, sales files, or any other documents generated or compiled by any employee of DiamondRock, to the extent that such information has been treated as confidential by the Company. Such information is, and shall remain, the exclusive property of the Company. Notwithstanding the foregoing, Confidential Information shall not include any of the categories of information listed above which (i) is or becomes generally available to the public other than as a result of a disclosure by you or (ii) becomes known to you on a non-confidential basis from a source other than DiamondRock. For the avoidance of doubt, pursuant to the federal Defend Trade Secrets Act of 2016, you shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

10.    DiamondRock Property. You acknowledge and agree that you have made diligent efforts to return to DiamondRock any and all material property of DiamondRock in your possession and/or subject to your control. Such property includes, but is not limited to, DiamondRock keys, security cards, identification badges, credit cards, printers, fax machines, external media devices, and all documents, files or other written instruments (including copies) reflecting or containing Confidential Information, whether such material is in paper form or electronic or recorded format. If you discover that you have not returned certain of such property, you shall promptly return or destroy it; provided that you will not be responsible for returning documents in your possession that do not reflect or contain Confidential Information.

11.    Protected Disclosures and Other Protected Actions. Nothing contained in this Agreement or the Severance Agreement limits your ability to file a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”). In addition, nothing contained in this Agreement or the Severance Agreement limits your ability or that of any other person to communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including your ability or that of any other person to provide documents or other information to a Government Agency, without notice to the Company, nor does anything contained in this Agreement or the Severance Agreement apply to truthful testimony in litigation; provided that you may not share any communication or other information that is subject to the Company’s attorney-client privilege. If you file any charge or complaint with any Government Agency and if the Government Agency pursues any claim on your behalf, or if any other third party pursues any claim on your behalf, you waive any right to monetary or other individualized relief (either individually, or as part of any collective or class action); provided that nothing in this Agreement limits any right you may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission.

12.    Nonadmission of Wrongdoing. The parties stipulate that this Agreement does not constitute an admission of liability, does not constitute any factual or legal precedent whatsoever; and may not be used as evidence in any subsequent proceeding of any kind, except in an action alleging a breach of this Agreement or the Severance Agreement.

13.    Compliance with IRC Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and will be interpreted in a manner intended to comply with Section 409A of the Code. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of amounts or benefits upon or following a termination of employment unless such termination is also a “Separation from Service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a “resignation,” “termination,” “termination of employment” or like terms shall mean Separation from Service. Notwithstanding anything herein to the contrary, (i) if at the time of your termination of employment with the Company you are a “specified employee” as defined in Section 409A of the Code (and any related regulations or other pronouncements thereunder) and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to you) until the date that is six months following your termination of employment with the Company (or the earliest date as is permitted under Section 409A of the Code) and (ii) if any other payments of money or other benefits due to you hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company, that does not cause such an accelerated or additional tax. To the extent any reimbursements or in-kind benefits due to you under this Agreement constitute “deferred compensation” under Code Section 409A, any such reimbursements or in-kind benefits shall be paid to you in a manner consistent with Treas. Reg. Section 1.409A-3(i)(1)(iv). Each payment made under this Agreement (including each installment payment) shall be designated as a “separate payment” within the meaning of Section 409A of the Code. The Company shall consult with you in good faith regarding the implementation of the provisions of this paragraph; provided that neither the Company nor any of its employees or representatives shall have any liability to you with respect thereto.

14.    Remedies. Nothing in this Agreement shall be construed to limit any damages or remedies, including injunctive relief, to which such party may be entitled under applicable law based upon a breach of this Agreement or the Severance Agreement.

15.    Entire Agreement. The Severance Agreement, this Agreement, the Equity Agreements and Plans, the Plan and all elections of Deferred Stock Units collectively constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous oral and written agreements, understandings, and representations, if any; provided that you shall continue to be subject to post-employment obligations under the Company’s Insider Trading Procedures. There have been no representations or warranties made by any party other than the representations and warranties contained herein and therein.

16.    Amendment. This Agreement may be amended, changed, or modified only upon a written agreement executed by both parties. No waiver of any provision of this Agreement will be valid unless in writing and signed by the party against whom such waiver is charged.

17.    Final Agreement. The parties have made such investigation of the facts pertaining to this Agreement, and of all the matters pertaining thereto, as they deem necessary. This Agreement is intended to be and is final and binding, regardless of any claims of misrepresentation, concealment of fact, or mistake of law or fact.

18.    Severability. If any term or provision of this Agreement is to any extent held invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall not be affected thereby, and each of the terms and provisions of the Agreement shall be valid and enforced to the fullest extent permitted by law.

19.    Governing Law. This Agreement shall be interpreted under the laws of Maryland without regard to conflict of laws provisions. You hereby irrevocably submit to and recognize the jurisdiction of Maryland’s state courts or if, appropriate, a federal court located in that state (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement or any subject addressed in this Agreement.

20.    Acknowledgement of Understanding and Revocation Rights. You acknowledge that each of the General Release Agreements that was previously proposed to you included as Exhibit 1 certain disclosure information pursuant to the Older Workers Benefit Protection Act, entitled Disclosure of Information Related to Severance Benefits (the “Disclosure”). Such Disclosure is equally applicable to this Agreement. You further acknowledge that in the General Release Agreement that was proposed to you on April 19, 2024, you were given forty-five (45) days to consider such Agreement. The forty-five (45) day period from the date of the offer of such General Release Agreement was to expire on June 3, 2024. You further agree that the offer of this Agreement does not restart the running of a new consideration period and therefore the deadline for you to sign this Agreement is June 3, 2024. DiamondRock hereby advises you to consult with an attorney of your choice before signing this Agreement. You further acknowledge that DiamondRock is being induced to provide you payments, benefits, and other consideration under this Agreement by your promises, including the general release in Section 4 above. If you choose to accept the terms and conditions of this Agreement, you must sign and return the Agreement to Robert M. Hale of Goodwin Procter LLP in hard copy or by PDF to rhale@goodwinlaw.com on or before June 3, 2024. You understand that you have the right to revoke this Agreement after signing it by sending written notice of revocation to Mr. Hale at the address above, no later than seven (7) calendar days after you sign this Agreement. You acknowledge that this Agreement shall not be effective or enforceable until the 7‑day revocation period expires. This Agreement shall become effective on the first business day after the expiration of such 7-day revocation period (the “Effective Date”). The offer of severance pay, benefits, and other consideration set forth in this Agreement will expire on June 3, 2024, if this Agreement is not accepted and returned by you on or before that date.

21.    Knowing and Voluntary Release. You agree that you are signing this Agreement voluntarily and of your own free will and not because of any threats or duress. You fully understand the meaning and intent of this Agreement, and have had an opportunity to discuss fully and review the terms of this Agreement with an attorney of your choice. You agree that you have carefully read this Agreement and understand its contents, freely and voluntarily assent to all terms and conditions contained in this Agreement, sign your name of your own free will, and intend to be legally bound by this Agreement’s terms.
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IN WITNESS WHEREOF, the parties have executed this Agreement on the dates stated below. You are advised to consult with an attorney before signing this Agreement. This is a legal document. Your signature will commit you to its terms. By signing below, you acknowledge that you have carefully read and fully understand all of the provisions of this Agreement and that you are knowingly and voluntarily entering into this Agreement.

Agreed to by Employee:

/s/ Troy Furbay______________________ May 17, 2024__________
Troy Furbay Date

Agreed to by DiamondRock:

By: /s/ William W. McCarten ___________ May 17, 2024__________
William W. McCarten Date
Chairman of the Board of Directors

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